Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 388-1635
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS SECOND QUARTER 2005 RESULTS

Company achieves 29 percent sequential revenue growth; DTVand Digital Camera businesses grow 48 and 78 percent respectively

SUNNYVALE, Calif.  (July 26, 2005)  — Zoran Corporation (Nasdaq NM: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its second quarter ended June 30, 2005.

Revenues for the second quarter were $95.1 million, compared with $73.9 million last quarter and $103.7 million for the same quarter in 2004.  The Company reported a net loss for the second quarter of $11.1 million, or $0.25 per share, compared with a net loss of $18.8 million, or $0.43 per share, for the previous quarter and a net loss of $4.6 million, or $0.11 per share, for the second quarter of last year.  Included in the net loss for the second quarter were charges of $12.9 million related to the Company’s acquisitions for certain ongoing expenses such as the amortization of purchased intangible assets and deferred stock compensation as well as a $2.6 million charge for in-process research and development related to the acquisition of Oren Semiconductor.

Non-GAAP net income for the second quarter was $4.5 million, or $0.10 per diluted share, which excludes the amortization of acquisition-related purchased intangibles, deferred stock compensation and the in-process research and development expenses from reported operating expenses. This compares to a non-GAAP net loss of $5.9 million, or $0.14 per share, for the previous quarter and non-GAAP net income of $6.3 million, or $0.14 per diluted share, for the second quarter of 2004.

“The second quarter marked an important transition period for Zoran as we made significant strides in our efforts to diversify our business and revenue stream,” said Dr. Levy Gerzberg, Zoran’s chief executive officer.  “While revenues from all of our business units, DVD, DTV, Mobile and Imaging grew sequentially during the quarter, we achieved particular strength in both DTV and Digital Cameras, growing revenues in these businesses by 48 and 78 percent, respectively.  For the quarter, our revenue breakdowns by business division were approximately:  39 percent for DVD, 25 percent for Mobile, 24 percent for Imaging and 12 percent for DTV. The success of our diversification strategy contributed to our ability to return to operating profitability and we believe that, while normal fluctuations in our end markets will occur, we are succeeding in our goal to achieve a sustainable and well diversified revenue base.”

Recent Highlights

•                  Zoran completed its acquisition of Oren Semiconductor, a leading provider of demodulator ICs for the global high definition television market.

•                  Zoran announced that its Activa DVD recorder solution is now shipping in DVD recorders manufactured by CyberHome.

•                  Zoran announced the availability of its newest processor solutions, the Quatro 4050 and Quatro 4200 series for the consumer printer market and the IPS/DDK Enhanced Print Driver Development Kit for Microsoft Windows x64 Editions for the enterprise office market.

•                  Zoran’s COACH processor is powering the world’s first disposable digital video camera selling for under $30.

Future Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The Company is currently expecting third quarter 2005 revenues to range between $112 million and $117 million with gross margins ranging between 48 and 49 percent.  Operating expenses are expected to be in a range of $46 million to $48 million and including acquisition related costs of $13.1 million, the net loss for the quarter is expected to range between $0.12 and $0.15 per share.  Non GAAP earnings for the quarter, which excludes these acquisition related costs, are expected to range between $0.14 and $0.17 per share.

Zoran will provide more commentary on its second quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran reports non-GAAP financial results.  Non-GAAP net income (loss) excludes amortization of acquisition-related intangibles, amortization of deferred stock-based compensation and in-process research and development expenses.

Non-GAAP net income (loss) gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.  The

Company believes that this presentation of non-GAAP results of operations provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations as they exclude charges specifically related to acquisitions made by the Company which we consider to be outside of our core operating results. The Company believes when GAAP results of operations are viewed in conjunction with non-GAAP results of operations, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance.  In addition, the Company’s management uses these non-GAAP measures for reviewing the financial results of the Company and for planning and forecasting future periods.  These measures are not in accordance with or an alternative for GAAP financial statements and may be materially different from non-GAAP measures used by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss second quarter results.  To listen to the call, please call 617-614-4911 approximately five minutes prior to the start of the call.  For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately 7:00 p.m. ET on April 28 until 7:00 p.m. ET on May 4. The access number for the replay is 617-801-6888; confirmation number 68681223.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download, and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect and Share technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; potential problems related to the integration of the business and operations of Oren Semiconductor following its recent acquisition; the Company’s ability to operate such acquired business profitably; and the effects of general business and changing economic conditions on the markets that the Company serves. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
	2005	2004	2005	2004

Revenues:
Hardware product revenues	$80,897	$89,681	$139,899	$157,710
Software and other revenues	14,182	14,035	29,064	26,643
Total revenues	95,079	103,716	168,963	184,353

Costs and expenses:
Cost of hardware product revenues	45,236	58,838	82,200	104,166
Research and development	21,321	21,136	41,421	39,782
Selling, general and administrative	24,318	16,485	47,492	31,302
Amortization of intangibles	12,431	10,343	24,761	20,686
Deferred stock compensation	457	572	974	2,399
In process research and development	2,650	—	2,650	—
Total costs and expenses	106,413	107,374	199,498	198,335

Operating loss	(11,334)	(3,658)	(30,535)	(13,982)

Interest & other income, net	279	172	684	897
Loss before income taxes	(11,055)	(3,486)	(29,851)	(13,085)

Provision for income taxes	—	1,114	—	1,500
Net loss	$(11,055)	$(4,600)	$(29,851)	$(14,585)

Basic net loss per share	$(0.25)	$(0.11)	$(0.69)	$(0.34)
Diluted net loss per share	$(0.25)	$(0.11)	$(0.69)	$(0.34)

Shares used to compute basic net loss per share	43,707	42,697	43,460	42,610
Shares used to compute diluted net loss per share	43,707	42,697	43,460	42,610

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2005				June 30, 2005
	2005		2004		2005		2004

GAAP net loss	$(11,055)		$(4,600)		$(29,851)		$(14,585)

Adjusting items to non-GAAP net income (loss):
Amortization of intangibles	12,431	(a)	10,343	(a)	24,761	(a)	20,686	(a)
Deferred stock compensation	457	(b)	572	(b)	974	(b)	2,399	(b)
In process research and development	2,650	(c)	—		2,650	(c)	—

Non-GAAP net income (loss)	$4,483	(d)	$6,315	(d)	$(1,466	)(d)	$8,500	(d)

Non-GAAP basic net income (loss) per share	$0.10	(d)	$0.15	(d)	$(0.03	)(d)	$0.20	(d)
Non-GAAP diluted net income (loss) per share	$0.10	(d)	$0.14	(d)	$(0.03	)(d)	$0.19	(d)

Shares used to compute basic net income (loss) per share	43,707		42,697		43,460		42,610
Shares used to compute diluted net income (loss) per share	44,458		45,034		43,460		45,036

(a) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (d) below)

(b) This adjustment reflects a deferred stock compensation charge related to the acquisition of Oak Technology, Inc. in August 2003.  This deferred stock compensation charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (d) below)

(c) This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Oren Semiconductor, Inc. in June 2005.  This in process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (d) below)

(d) Non-GAAP net income (loss) gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.  The Company believes that this presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations as they exclude charges specifically related to acquisitions made by the Company which the Company considers to be outside its core operating results.  The Company believes when GAAP results of operations are viewed in conjunction with non-GAAP results of operations, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for planning and forecasting future periods.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2005	2004

ASSETS

Current assets:
Cash and short-term investments	$116,043	$70,413
Accounts receivable, net	68,454	59,863
Inventory	25,353	50,033
Prepaid expenses & other current assets	14,903	14,130
Total current assets	224,753	194,439

Property & equipment, net	17,233	17,190
Other assets	16,476	68,619
Intangible assets, net	338,139	319,033

Total assets	$596,601	$599,281

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,837	$34,017
Accrued expenses and other liabilities	56,330	51,102
Total current liabilities	95,167	85,119

Long term liabilities	12,250	13,535

Stockholders’ equity:
Common stock	45	43
Additional paid-in capital	721,143	705,661
Deferred stock-based compensation	(1,417)	(2,791)
Accumulated other comprehensive income	3,088	1,538
Accumulated deficit	(233,675)	(203,824)
Total stockholders’ equity	489,184	500,627

Total liabilities and stockholders’ equity	$596,601	$599,281

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com; or Bonnie McBride (Investors), 415-388-1635, or bonnie@mcbridegrp.com
Web site: http://www.zoran.com
(ZRAN)